EXHIBIT 10.19
                                 LEASE AGREEMENT

                                 INTERSTATE UNIT

        This Lease is made and entered into by and between the City of Big Spring, Texas, a municipal corporation, referred to in this lease as Lessor, and Ed Davenport, of McCulloch County, Texas, referred to in this lease as Lessee.
        In consideration of the mutual covenants and agreements set forth in this lease, and other good and valuable consideration, Lessor demises and leases to Lessee, and Lessee leases from Lessor, all of Lot No. One (1), in Block No. One (1), MID-TEX SUBDIVISION, an Addition to the City of Big Spring, Howard County, Texas, filed in Envelope 132/B; the same being approximately 11.06 acre tract out of the SW/4 of Section 26, Block 33, T-1-N, T&P.RR. Co. Survey, Howard County, Texas, any and all improvements and personal property located on the premises or used in connection with the ongoing correctional facility operated thereon, said personal property more fully described on Exhibit "A" attached to this lease. These premises are referred to in this lease as "the premises" or "the leased premises."

                                 ARTICLE I. TERM

                                  TERM OF LEASE

        The term of this lease shall be for twenty (20) years commencing on July 1, 1996, unless sooner terminated or extended as provided in this lease.
        Provided that Lessee is not in default beyond the expiration of any applicable cure periods, Lessee shall have the right and option to extend the term of this lease for three (3) successive periods of five (5) years, the first such extended term to commence on the day following the expiration of the initial term, and each additional extended term to commence on the day following the expiration of the immediately preceding extended term. Lessee shall exercise its option to extend the term by giving Lessor at least thirty (30) days' written notice prior to the expiration of the initial term, in the case of the first option to extend, or the extended term, in the case of successive options to extend. Each extended term shall be on the same terms, conditions and covenants that were in effect during the initial term or during the preceding extended term (as applicable).

                                    HOLDOVER

        If Lessee holds over and continues in possession of the leased premises after expiration of the term of this lease or any extension of that term, other than as provided in the preceding paragraph, Lessee will be deemed to be occupying the premises on the basis of a month-to-month tenancy, subject to all of the terms and conditions of this lease.

                                ARTICLE II. RENT
                                   FIXED RENT
        During the term of this lease, Lessee agrees to pay to Lessor the sum of SEVENTY TWO THOUSAND DOLLARS ($72,000.00) per year payable in monthly installments of SIX THOUSAND AND 00/100 DOLLARS ($6,000.00) on or before the first day of each month, beginning the first day of June, 1996, as fixed rental for each succeeding month during such period. This fixed rent will increase on each fifth (5th) anniversary of this Lease, by one percent (1%) for each point of increase in the Consumer Price Index based on the United States average published by the Bureau of Labor Statistics, U.S. Department of Labor, at the effective date of this Lease. Such increase shall become effective immediately upon notice by Lessor of the adjusted fixed rent amount. Lessee agrees to pay this fixed rent to Lessor at Lessor's office, located at 310 Nolan, Big Spring, Texas or at such other location or locations as Lessor shall from time to time designate by written notice to Lessee.
        If in any two consecutive 30-day billing cycles the average inmate population provided by the Federal Bureau of Prisons or other applicable governmental authority for the correctional facility operated on the leased premises is 60% or less of the maximum authorized capacity for the facility, fixed rent payable hereunder shall be reduced by 40% until the next 30-day billing cycle when the average inmate population is restored to a level of at least 60% of maximum authorized capacity. If in any two consecutive 30-day billing cycles the average inmate population provided by the Federal Bureau of Prisons or other applicable governmental authority for the correctional facility operated on the leased premises is 25% or less of the maximum authorized capacity for the facility, fixed rent payable hereunder shall be eliminated until the next 30-day billing cycle when the average inmate population is restored to a level of at least 25% of maximum authorized capacity. Notwithstanding the foregoing, the period of abatement under the two preceding sentences shall not exceed thirty-six (36) months in the aggregate.


                          ARTICLE III. USE OF PREMISES
                                  PERMITTED USE
        Lessee may use the premises to operate and conduct a correctional or detention facility. Lessee may not use the premises for any other purpose without the written consent of Lessor.


                        WASTE, NUISANCE, OR ILLEGAL USES
        Lessee shall not use, or permit the use of, the premises in any manner that results in waste of the premises or constitutes a nuisance or violates any statute, ordinance, rule, or regulation applicable to the premises or for any illegal purpose.

                       ARTICLE IV. REPAIRS AND MAINTENANCE
                        REPAIRS AND MAINTENANCE BY LESSEE
        Lessee shall, throughout the term of this lease and any extensions of that term, at its own expense and risk, maintain the leased premises and all improvements on the leased premises in good order and condition, including but not limited to making all repairs and replacements necessary to keep the premises and improvements in such condition, normal wear and tear excepted, and to repair and replace all personal property described in Exhibit "B" as reasonably required to continue Lessee's operations on the premises.

                              ARTICLE V. UTILITIES
                                 UTILITY CHARGES
        Lessee shall pay all utility charges, including but not limited to water, electricity, heat, gas, and telephone service, used in and about the leased premises during the term of the lease, all such charges to be paid by Lessee directly to the utility company or municipality furnishing the same, before the same shall become delinquent.

                                 GARBAGE REMOVAL
        Lessee shall pay for the removal of all garbage and rubbish from the leased premises during the term of the lease.

              ARTICLE VI. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS
                                CONSENT OF LESSOR
        Lessee shall have the right without Lessor's consent to make, at
Lessee's sole cost and expense, any alterations, additions, or improvements to the leased premises mandated by the Federal Bureau of Prisons or other applicable governmental authority having jurisdiction over the leased premises. Lessee shall promptly notify Lessor of any such mandated alterations, additions or improvements. Except as provided above, Lessee shall not make any alterations, additions or improvements to the leased premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Lessee shall obtain all approvals required for any alterations, additions or improvements made by Lessee to the leased premises.

                               PROPERTY OF LESSOR
        All alterations, additions, or improvements made by Lessee and all personal property used in connection with the operation of the leased premises shall become the property of Lessor at the termination of this lease, and Lessee shall have no obligation to remove such alterations, additions, improvements or personal property unless they were made or installed in violation of the preceding paragraph.

                               ARTICLE VII. SIGNS
        Lessee shall have the right to erect signs on any portion of the leased premises, including, but not limited to, the exterior walls of the premises, subject to applicable laws, ordinances, and regulations. Lessee must remove all signs at the termination of this lease and repair any damage resulting from the erection or removal of the signs.

                          ARTICLE VIII. MECHANIC'S LIEN
        Lessee will not cause any mechanic's lien or liens to be placed upon the leased premises or improvements on the premises. If such a mechanic's lien is filed on the leased premises, Lessee will promptly pay the lien; provided that Lessee shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claimed lien if Lessee shall post the appropriate bond or give to Lessor such security as may be deemed reasonably satisfactory to Lessor to insure payment thereof (and to prevent any sale, foreclosure, or forfeiture of the leased premises by reason of non-payment thereof) and provided further, that on final determination of the lien or claim for lien, Lessee shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and the judgment satisfied.

                       ARTICLE IX. INSURANCE AND INDEMNITY
                               PROPERTY INSURANCE
        Lessee shall, at his own expense, during the term of this lease, keep all buildings and improvements on the leased premises and all personal property used in connection with the operation of the leased premises insured against loss or damage by fire or theft, with extended coverage to include direct loss by windstorm, hail, explosion, riot, or riot attending a strike, civil commotion, aircraft, vehicles, and smoke, in the aggregate amount of not less than 100% of replacement value for the entire term this Lease. Such policy or policies of insurance shall name Lessee and Lessor as loss payee.

                        LIABILITY INSURANCE AND INDEMNITY
        Lessee, at its own expense, shall provide and maintain in force during the term of this lease, primary and excess liability insurance coverage with limits in the total amount of FIVE MILLION DOLLARS ($5,000,000.00), covering and naming both Lessor and Lessee as insureds, for any liability for property damage or personal injury arising as a result of Lessee's occupation of and operation on the leased premises. This insurance is to be carried by one or more insurance companies authorized to transact business in Texas and approved by Lessor.
        Lessee agrees to indemnify and hold Lessor harmless from and against all judgments, costs, damages and expenses which may accrue against, be charged to or recovered from Lessor by reason or on account of damage to the property of, injury to or death of any person, arising from the use and/or occupancy of the demised premises by Lessee, Lessee's agents, employees, contractors and subcontractors, and/or from the use and/or occupancy by Lessee, Lessee's agents, employees, contractors, and subcontractors of any appurtenant facilities or property of Lessor, and/or from the use and/or occupancy by Lessee, Lessee's agents, employees, contractors, and subcontractors of any facilities or property of Lessor, provided that Lessor shall give Lessee prompt and timely notice of any claim made or suit instituted which, in any way, affects Lessee or its insurer, and Lessee or its insurer shall have the right to compromise and defend the same to the extent of their own interest; provided, further, that any failure by Lessor to give Lessee the foregoing notice shall not affect the liability of Lessee or his insurer hereunder to Lessor if Lessee has received actual timely notice of said claim or suit. Any final judgment rendered against Lessor for any cause for which Lessee is liable hereunder shall be conclusive against Lessee as to liability and amount.

             INSURANCE CERTIFICATES AND NOTIFICATION OF CANCELLATION
        Lessee shall furnish Lessor with certificates of all insurance required by this article. Lessee shall notify Lessor at least ten (10) days prior to any cancellation of any insurance policy required by this Lease.

                  ARTICLE X. DAMAGE OR DESTRUCTION OF PREMISES
                                NOTICE TO LESSOR
        If the leased premises, or any structures or improvements on the leased premises, should be damaged or destroyed by fire, tornado, or other casualty, Lessee shall give immediate written notice of the damage or destruction to Lessor, including a description of the damage and, as far as known to Lessee, the cause of the damage.

                             DESTRUCTION OF PREMISES
        If the structures or improvements on the leased premises should be totally or partially destroyed by fire, tornado, or other casualty, then the Lessee may elect either to repair or replace the same to the extent of the insurance proceeds available (in which case the rent payable hereunder shall be abated until such time as the Lessee can reasonably resume operation of its business, and the term hereof shall be extended for a period equal to the rent abatement period), or not to repair or replace the same and to terminate this lease, effective as of the date of written notification as provided in the preceding paragraph. In the event that Lessee elects to terminate this Lease, all property insurance proceeds shall be allocated between Lessor and Lessee. The allocation shall be based upon a yearly proration over a 35 year period (e.g., if the casualty occurs in year three(3) of the lease term, Lessor shall receive 3/35 of the proceeds and Lessee shall receive 32/35 of the proceeds.

                      ARTICLE XI. DEFAULT, ESCAPE AND CURE
                                DEFAULT BY LESSEE
        If Lessee shall allow the rent to be in arrears more than twenty (20) days after written notice of such delinquency, or shall remain in default under any other condition of this lease for a period of thirty (30) days after written notice from Lessor

(provided that, if such default is not reasonably capable of cure within said 30-day period, Lessee shall not be deemed in default so long as Lessee has commenced to cure the default within said 30-day period and diligently prosecutes such cure to completion), Lessor may at its option, without further notice to Lessee, terminate this lease or, in the alternative, Lessor may, in addition to any other remedies provided by law, re-enter and take possession of the premises and remove all persons and property without being deemed guilty in any manner of trespass and relet the premises, or any part of the premises, for all or any part of the remainder of the lease term, to a party satisfactory to Lessor and at such monthly rental as Lessor may with reasonable diligence be able to secure.

                                  LESSOR'S LIEN
        It is expressly agreed that, in the event of default by Lessee in the payment of rent or any other sum due from Lessee to Lessor under the terms of this lease, Lessor shall have a lien upon all fixtures, chattels, or other property of any description belonging to Lessee that are placed in, or become a part of, the leased premises as security for rent due and to become due for the remainder of the current lease term and any other sum due from

Lessee to Lessor. This lien shall not be in lieu of, or in any way affect, the statutory landlord's lien given by law but shall be in addition to that lien, and Lessee grants to Lessor a security interest in all of Lessee's property placed in or on the leased premises for purposes of this contractual lien. This shall not prevent the sale by Lessee of any merchandise or property in the ordinary course of business free of such lien. In the event of default by Lessee, and in the event Lessor exercises the option to terminate the leasehold, re-enter, and relet the premises as provided in the preceding paragraph, then Lessor, after giving reasonable notice to Lessee of the intent to take possession and giving an opportunity for a hearing on the matter, may take possession of all of Lessee's property on the premises and sell it at public or private sale after giving Lessee reasonable notice of the time and place of any public sale or of the time after that any private sale is to be made, for cash or on credit, for such prices and terms as Lessor deems best, with or without having the property present at the sale. The proceeds of the sale shall be applied first to the necessary and proper expense of removing, storing, and selling such property, then to the payment of any rent due or to become due under this lease, with the balance, if any, to be paid to Lessee.

                                DEFAULT BY LESSOR
        If Lessor defaults in the performance of any term, covenant, or condition required to be performed by it under this agreement, and such default continues for more than thirty(30) days after written notice to Lessor (provided that, if such default is not reasonably capable of cure within said 30-day period, Lessor shall not be deemed in default so long as Lessor has commenced to cure the default within said 30-day period and diligently prosecutes such cure to completion), Lessee may elect to do either one of the following:
        a. Lessee may remedy such default by any necessary action and, in connection with such remedy, may pay any reasonable expenses and employ counsel. All sums expended, or obligations incurred, by Lessee in connection with remedying Lessor's default shall be paid by Lessor to Lessee on demand and, on failure of such reimbursement, Lessee may, in addition to any other right or remedy that Lessee may have, deduct these costs and expenses from rent subsequently becoming due under this lease.
        b. Lessee may terminate this lease on giving at least sixty (60) days' written notice to Lessor of such intention. In the event Lessee elects this option, the lease will be terminated on the date designated in Lessee's notice, unless Lessor has cured the default prior to expiration of the sixty (60) day period.

                             ESCAPABILITY BY LESSEE
        In the event that Lessor exercises its right to cancel the Operating Agreement (hereinafter defined) as permitted under Section 4 of the Operating Agreement, Lessee shall have the election, exercisable by written notice to Lessor, to terminate this Lease.

                               CUMULATIVE REMEDIES
        All rights and remedies of Lessor and Lessee under this Article shall be cumulative, and none shall exclude any other right or remedy provided by law or by any other provision of this lease.
 All such rights and remedies may be exercised and enforced concurrently and whenever, and as often, as occasion for their exercise arises.

                                WAIVER OF BREACH
        A waiver by either Lessor or Lessee of a breach of this lease by the other party does not constitute a continuing waiver or a waiver of any subsequent breach of the lease.

                        ARTICLE XII. INSPECTION BY LESSOR
        Lessee shall permit Lessor and Lessor's agents, representatives, and employees to enter into and on the leased premises at all reasonable times, agreed to by Lessee in advance, for the purpose of inspection or any other purpose necessary to protect Lessor's interest in the leased premises or to perform Lessor's duties under this lease. Said inspections shall have prior approval by management of the facility, to enable management to provide all security precautions necessary.

                       ARTICLE XIII. ASSIGNMENT AND LEASE
                       ASSIGNMENT AND SUBLETTING BY LESSEE
        Lessee shall have the right to assign, sublet or otherwise transfer its rights or obligations under this lease or assign, sublet or otherwise transfer any right or interest in this lease or in the leased premises or the improvements or personal property located on the leased premises; provided, however, that Lessee must first have obtained the written consent of the Lessor, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lessee may, without Lessor's consent, secure financing or general credit lines, and as security thereof, Lessee shall have the right to grant a leasehold mortgage in this Lease and enter into such other leasehold mortgage loan documents as may be requested by its lenders. Upon Lessee providing notice of such financing to Lessor, Lessor agrees that (i) except as otherwise provided in this Lease, there shall be no cancellation or surrender of this Lease by joint action of Lessor and Lessee without the prior consent in writing of the holder of such leasehold mortgage, (ii) Lessor shall give the holder of such leasehold mortgage concurrent notice of any defaults by Lessee, and allow such holder the same period to remedy or cause to be remedied such defaults, but such holder shall have no obligation to cure the same, (iii) the holder of such leasehold mortgage may be added to the "loss payee" endorsement of any and all insurance policies carried by Lessee, and (iv) if the holder of such leasehold mortgage (or any affiliate of such holder) succeeds to the interest of Lessee, whether by foreclosure or otherwise, Lessor shall recognize such holder (or affiliate) as the lessee under this Lease and continue to be bound by the terms hereof on the condition that such holder (or affiliate) shall cure all outstanding defaults of Lessee of which holder has been made aware by notice as provided herein and such holder attorns to Lessor.

                       ASSIGNMENT AND SUBLETTING BY LESSOR
        Lessor may not assign, encumber or otherwise transfer its rights or obligations under this lease or any right or interest in this lease or in the leased premises or the improvements or personal property located on the leased premises, without the prior written consent of Lessee, which consent shall not be unreasonably withheld.

                            ARTICLE XIV. CONDEMNATION
        If during the term of this lease or any extension thereof, all or any part of the leased premises shall be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, Lessee may terminate this lease by giving written notice to Lessor within thirty (30) days after possession of the condemned portion is taken by the entity exercising the power of condemnation. In the event that Lessee does not or fails to exercise its right to terminate this lease, Lessee shall to the extent of available condemnation proceeds restore and rebuild the building and other improvements situated on the leased premises to make them reasonably tenantable and suitable for the uses for which the premises are leased (in which case the rent payable hereunder shall be abated until such time as the Lessee can reasonably resume operation of its business, and the term hereof shall be extended for a period equal to the rent abatement period). Any excess proceeds shall be allocated between Lessor and Lessee in the same manner as provided in the last sentence of this paragraph. If after partial condemnation, this lease is not terminated, the fixed rent payable under Article II of this lease shall be adjusted equitably for the then remaining term of this lease. In the event that Lessee exercises its right to terminate this lease, all condemnation proceeds shall be allocated between Lessor and Lessee. The allocation shall be based on a yearly proration over a 35 year period (e.g., if the condemnation occurs in year three (3) of the lease term, Lessor shall receive 3/35 of the proceeds and Lessee shall receive 32/35 of the proceeds).

                             CONDEMNATION BY LESSOR
        Lessor agrees that it will not condemn any portion of the leased premises during any term of this lease.

                           ARTICLE XVI. MISCELLANEOUS
                                PERSONAL PROPERTY
        All personal property located on the premises or used in connection with the ongoing correctional facility operated thereon shall become the property of Lessor at the expiration or earlier termination of this lease.

                                      TAXES
        Although the parties believe that the leased premises are not subject to ad valorem taxation or property taxes, the parties have agreed that should the property be determined to be subject to ad valorem or property taxes, any and all ad valorem or property taxes on the leased premises or the improvements or personal property located thereon shall be the sole responsibility of Lessor, and shall be paid by Lessor; provided, however, that Lessee shall be responsible for ad valorem taxes with respect to all replacement personal property added to the leased premises by Lessee pursuant to Section 4 of the Lease.

                              NOTICES AND ADDRESSES
        All notices required under this lease must be given by certified mail, return receipt requested, addressed to the proper party, at the following addresses:
                      Lessor:
                                    City Manager
                                    City of Big Spring, Texas
                                    310 Nolan
                                    Big Spring, TX  79720

                      Lessee:
                                    Ed Davenport
                                    c/o Midtex Detentions, Inc.
                                    ATTENTION:  Johnny Rutherford
                                    610 Main, Suite A
                                    Big Spring, TX 79720

Either party may change the address to which notices are to be sent it by giving the other party notice of the new address in the manner provided in this section. Additionally, Lessor agrees to provide a copy of any notice to Lessee to any mortgagee of Lessee for which it has been provided an address and Lessor agrees that any such mortgagee shall be afforded the same rights to cure any default of Lessee as are available to Lessee under this lease.

                           PRIOR AGREEMENTS SUPERSEDED
        This agreement constitutes the sole and only Lease agreement of the parties relating to the leased premises and supersedes any prior understandings or written or oral agreements between the parties respecting the leased premises subject to this Lease agreement.

                                    AMENDMENT
        No amendment, modification, or alteration of the terms of this agreement shall be binding unless it is in writing, dated subsequent to the date of this agreement, and duly executed by the parties to this agreement.

                         RIGHTS AND REMEDIES CUMULATIVE
        The rights and remedies provided by this lease agreement are cumulative, and the use of any one right or remedy by either party shall not preclude or waive that party's right to use any or all other remedies. The rights and remedies provided in this lease are in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

                            ATTORNEY'S FEES AND COSTS
        If, as a result of a breach of this agreement by either party, the other party employs an attorney or attorneys to enforce its rights under this lease, then the breaching or defaulting party agrees to pay the other party the reasonable attorney's fees and costs incurred to enforce the lease.

                                  FORCE MAJEURE
        Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not within the control of Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

                                 TIME OF ESSENCE
        Time is of the essence of this agreement.

                                  CROSS-DEFAULT
               Concurrent with the execution of this Lease, (i) Lessee has assigned its interest in this lease to Cornell Corrections of

Texas, Inc. (ACornell@) and (ii) Lessor and Cornell have entered into an Operating Agreement (the AOperating Agreement") wherein Lessor has engaged Cornell to operate the correctional facility located on the leased premises. Lessor and Lessee hereby agree that a default by Lessor under the Operating Agreement shall constitute a default by Lessor under this lease, and following notice and the expiration of any curative rights specified in the Operating Agreement, Lessee shall have the right to terminate this lease by delivering written notice of termination to Lessor.
        The undersigned Lessor and Lessee execute this agreement as of the 1st day of July, 1996, at Houston, Harris County, Texas.

                                    Lessor:

                                    CITY OF BIG SPRING, TEXAS

                                    BY: /s/ TIM BLACKSHEAR
                                        -------------------
                                            Tim Blackshear, Mayor
                                            City of Big Spring, Texas
                                            310 Nolan
                                            Big Spring, TX  79720

ATTEST:

/s/ TOM FERGUSON
- ----------------
    Tom Ferguson, City Secretary

                                   Lessee:

                                    /s/ ED DAVENPORT
                                    ----------------
                                        Ed Davenport


THE STATE OF TEXAS           ss.
COUNTY OF Harris             ss.

        This instrument was acknowledged before me on the 9th day of July, 1996, by TIM BLACKSHEAR as Mayor of the CITY OF BIG SPRING, TEXAS.

                                            /s/ CHARLOTTE POE
                                            --------------------
                                            Notary Public, State of Texas

THE STATE OF TEXAS           ss.
COUNTY OF Harris             ss.

        This instrument was acknowledged before me on the 9th day of July, 1996, by ED DAVENPORT.

                                            /s/ CHARLOTTE POE
                                           --------------------
                                            Notary Public, State of Texas

                       ASSIGNMENT AND ASSUMPTION OF LEASES

               THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment") is made this 1st day of July, 1996, from ED DAVENPORT ("Assignor") to CORNELL CORRECTIONS OF TEXAS, INC., a Delaware corporation ("Assignee"), as follows:

                                    RECITALS

        A. Assignor is a party to those certain real estate leases (collectively, the "Leases") between Assignor and The City of Big Spring (the "City") listed below:

                (1) Lease Agreement by and between the City, as Lessor, and Assignor, as Lessee, dated July 1, 1996

                (2) Industrial Park Lease Agreement by and between the City, as Lessor, and Assignor, as Lessee, dated August 7, 1990, as amended by Addendum, dated November 26, 1990

                (3) Amended Sublease Agreement by and between Assignor, as Sub-Lessor, and the City, as Sub-Lessee, dated July 1, 1996

                (4) Secondary Sublease Agreement by and between the City, as Secondary Sub-Lessor, and Assignor, as Secondary Sub-Lessee, dated July 1, 1996

                (5) Lease by and between the City, as Lessor, and Assignor, as Lessee, dated February 18, 1994, as amended by Lease Amendment, dated as of October 1, 1994

                (6) Amended Sublease Agreement by and between Assignor, as Sub-Lessor, and the City, as Sub-Lessee, dated July 1, 1996

                (7) Secondary Sublease Agreement by and between the City, as Secondary Sub-Lessor, and Assignor, as Secondary Sub-Lessee, dated July 1, 1996


        B. Assignor desires to assign all of its right, title and interest in each of the Leases to Assignee.

        C. Assignee desires to assume the Assignor's obligations under each of the Leases.

                                    AGREEMENT

               Now, therefore, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed, effective as of the date hereof, Assignor hereby assigns to Assignee all right, title and interest Assignor may have in and to the Leases. From and after the date hereof, Assignee hereby agrees to be bound by all the terms and provisions of the Leases and hereby assumes and agrees to pay and perform all obligations of Assignor under the Leases. Assignee agrees to indemnify, defend and save harmless Assignor from any and all claims and losses accruing from and after the date hereof with respect to the Leases.

               IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Leases as of the date set forth above.

                                   ASSIGNOR:

                                   ED DAVENPORT

                               /s/ ED DAVENPORT
                                --------------------
                                   Ed Davenport

                                   ASSIGNEE:

                                   CORNELL CORRECTIONS OF TEXAS, INC.

                            By /s/ DAVID M. CORNELL
                               --------------------
                                   David M. Cornell,
                                   President

                                     JOINDER

               The City of Big Spring (the "City") hereby executes this joinder to acknowledge the City's release of Assignor from any and all liability pursuant to the Leases.

               Dated as of July 9, 1996.

                                   THE CITY OF BIG SPRING

                          By   /s/ TIM BLACKSHEAR
                               ------------------
                                   Tim Blackshear, Mayor
                                   City of Big Spring, Texas

Attest:

/s/ TOM FURGUSON
- ----------------
    Tom Ferguson, City Secretary